Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 14, 2017, with respect to the consolidated financial statements and financial statement schedules included in the Annual Report of UTStarcom Holdings Corp. on Form 20-F for the year ended December 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statements of UTStarcom Holdings Corp. on Form S-8 (Nos. 333-108817, 333-84710, 333-44548, 333-60150, 333-120564, 333-127850, 333-136551 and 333-161639).

/s/ Grant Thornton

Shanghai, the People’s Republic of China

November 14, 2017